EXHIBIT 10 (bu)


                              ENDORSEMENT NO. 4

                                    to the

                    100% QUOTA SHARE REINSURANCE AGREEMENT
                           Effective: July 1, 1996

                                   between

                STATE AND COUNTY MUTUAL FIRE INSURANCE COMPANY
                              Fort Worth, Texas

                                     and

                 AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS
                                Dallas, Texas



 IT IS HEREBY AGREED, effective July 1, 2000, with respect to losses incurred on or after that date, that paragraph C of ARTICLE I - CLASSES OF BUSINESS REINSURANCE shall be deleted and the following substituted therefor:

 "C. Subject to Article XIX(E), the Maximum Policy Limits for Policies are as follows:

           Bodily Injury per person:               $20,020

           Bodily Injury per accident:             $40,020

           Property Damage per accident:           $15,020

           Physical Damage:                        Actual Cash Value (ACV),
                                                   not to exceed $40,020
                                                   per vehicle

           Personal Injury Protection per
            person, per accident:                  $2,520

           Uninsured/Underinsured/B.I.:            $20,020
                                                   $40,020

           Uninsured/Underinsured/P.D.:            $15,020."

 IT IS FURTHER AGREED, effective July 1, 2000, that paragraph B of ARTICLE VIII - PREMIUMS, CEDING FEE AND PREMIUM TAXES (as amended by Endorsement No.
 2) shall be deleted and the following substituted therefor:

 "B. It is understood that the REINSURER shall pay the COMPANY directly a fee within (sixty) 60 days following the end of each month (to the COMPANY'S designated agent, T.B.A. Insurance, Inc. ('TBA'), as a ceding fee), 2.0% per annum of Net Premium plus the amount of assessments and state premium taxes as provided in this Article VIII of this AGREEMENT. (These ceding fee amounts shall be computed on a calendar year basis based on policies written in each annual period ending June 30th). Notwithstanding anything else contained herein to the contrary, regardless of the amount of Net Premium, the minimum ceding fee due the COMPANY shall be $6,000 per month during the term of this AGREEMENT. (This is a monthly minimum and is not reduced by reason of payments in excess of $6,000 in other months)."

 IT IS ALSO AGREED, effective July 1, 2000, that paragraph C of ARTICLE XXVIII - MISCELLANEOUS shall be deleted and the following substituted therefor:

 "C. All acts and payments under this AGREEMENT are performable and payable at the offices of the COMPANY in Dallas, Texas. The address of the COMPANY, for the purpose of this AGREEMENT, is 8200 Anderson Boulevard, Fort Worth, Texas 76120. The address of the REINSURER, for the purpose of this AGREEMENT, is 14651 Dallas Parkway, Suite 900, Dallas, Texas 75240."

 The provisions of this AGREEMENT shall remain otherwise unchanged.

 IN WITNESS WHEREOF, the parties hereto have caused this Endorsement to be executed by their duly authorized representatives at:

 Fort Worth, Texas, this _______________ day of ______________________, 20__.



                     _______________________________________________________
                        STATE AND COUNTY MUTUAL FIRE INSURANCE COMPANY

 Dallas, Texas, this _______________ day of __________________________, 20__.


                    _______________________________________________________
                        AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS